Exhibit 10.15

AMENDMENT
TO
DANAHER EXCESS CONTRIBUTION PROGRAM
AS ESTABLISHED AS A SUB-PLAN UNDER THE
DANAHER CORPORATION 2007 OMNIBUS INCENTIVE PLAN,
AS AMENDED AND RESTATED

This is an Amendment to the Danaher Excess Contribution Program as Established as a Sub-Plan Under the Danaher Corporation 2007 Omnibus Incentive Plan, as Amended and Restated, which was amended and restated effective January 1, 2019 (the "Program"). Under Section 8.1 of the Program, Danaher Corporation (the "Program Sponsor") has reserved unto itself the right to amend the Program. Accordingly, pursuant to Section 8.1, the Program Sponsor hereby amends the Program in the following particulars, to be effective January 1, 2020:

1.
Add a new Appendix A to read as follows:

APPENDIX A
TRANSFER OF LIABILITIES TO
ENVISTA EXCESS CONTRIBUTION PROGRAM AS ESTABLISHED AS A SUB-PLAN UNDER THE ENVISTA 2019 OMNIBUS INCENTIVE PLAN

At a future date, certain Employers, including Envista Holdings Corporation and its subsidiaries (“Envista”), are intended to separate from the Danaher Corporation controlled group. In anticipation of such event, the Program liabilities and benefits related to those Participants who will be employed by Envista (“Envista Participants”), will be transferred to the Envista Excess Contribution Program as Established as a Sub-Plan Under the Envista 2019 Omnibus Incentive Plan (“Envista ECP”), effective as of January 1, 2020. After the transfer of the Program liabilities to the Envista ECP on January 1, 2020, the Program Sponsor, the Program, any directors, officers, or employees of the Program Sponsor, and any successors thereto, shall have no further obligation or liability to any such individual with respect to any benefit, amount, or right due under the Program.

On and after the transfer of the Program liabilities to the Envista ECP on January 1, 2020, the Employers that are intended to separate from the Danaher Corporation controlled group shall cease to participate in the Program.

On and after the transfer of the Program liabilities to the Envista ECP on January 1, 2020, Envista Participants shall cease participation in the Program, but shall participate in the Envista ECP in accordance with the terms therein.

2.
All other parts of the Program not inconsistent herewith are hereby ratified and confirmed.